As filed with the Securities and Exchange Commission on October 26, 2001.

                                                     Registration No. 333-83411
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                              Post Effective Amendment No. 1

                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                             TORCHMARK CORPORATION
                           TORCHMARK CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

                Delaware                               63-0780404
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)
                               ----------------

                            2001 Third Avenue South
                           Birmingham, Alabama 35233
                                 (205) 325-4200
  (Address, including zip code, and telephone number of registrant's principal executive office)

                               ----------------

                            LARRY M. HUTCHISON, ESQ
                       Vice President and General Counsel
                            2001 Third Avenue South
                              Birmingham, AL 35233
                                 (205) 325-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                   Copies to:
        GREGORY S. CURRAN, ESQ.                 FRANCIS J. MORISON, ESQ.
      CHRISTOPHER B. HARMON, ESQ.                Davis, Polk & Wardwell
      Maynard, Cooper & Gale, P.C.                450 Lexington Avenue
  1901 Sixth Avenue North, Suite 2400           New York, New York 10017
       Birmingham, Alabama 35203                     (212) 450-4800
             (205) 254-1000
   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.